Exhibit 99.2

ISG Broadband, Inc.

Interim Financial Statements

ISG Broadband, Inc.

Balance Sheet

(In thousands)

September 30, 2004
(Unaudited)
Assets

Current assets:
Cash	$654
Accounts receivable, net	1,898
Inventories	590
Deferred tax assets	248
Other current assets	78

Total current assets	3,468

Property and equipment, net	136
Deferred tax assets, non-current	156

Total assets	$3,760

Liabilities and Shareholders’ equity

Current liabilities:
Accounts payable	$1,216
Payable to related party	3
Accrued payroll and related benefits	370
Loss on unconditional purchase obligations	211
Restructuring	76
Other accrued liabilities	53

Total current liabilities	1,929

Shareholders’ equity:
Preferred stock	3,757
Common stock	6
Accumulated deficit	(1,932)

Total shareholders’ equity	1,831

Total liabilities and shareholders’ equity	$3,760

See Accompanying Notes.

ISG Broadband, Inc.

Statement of Operations

(In thousands)

	Six Months Ended September 30, 2004	Six Months Ended September 30, 2003
	(Unaudited)	(Unaudited)
Net Revenues	$6,109	$6,136

Cost of revenues	4,599	4,140

Gross Profit	1,510	1,996

Operating expenses:
Research and development	773	779
Selling and marketing	271	530
General and administrative	551	479

Total operating expenses	1,595	1,788

Income (loss) from operations	(85)	208

Interest and other income, net	—	26
Interest expense	—	—

Income (loss) before income taxes	(85)	234

Provision for (benefit from) income taxes	(35)	149

Net income (loss)	$(50)	$85

See Accompanying Notes.

ISG Broadband, Inc.

Statement of Cash Flows

(In thousands)

	Six Months Ended September 30, 2004	Six Months Ended September 30, 2003
	(Unaudited)	(Unaudited)
Operating Activities
Net Income (loss)	$(50)	$85
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	66	78
Loss on disposal of equipment	—	23
Changes in operating assets and liabilities:
Accounts receivable	(998)	(240)
Accounts receivable from related party	285	—
Inventories	(434)	897
Other assets	20	(562)
Accounts payable	425	193
Accrued payroll and related benefits	(28)	(251)
Accounts payable to related party	3	(208)
Accrued restructuring	(65)	(65)
Income taxes payable	—	149
Other accrued liabilities	210	(198)

Net cash used in operating activities	(566)	(99)

Investing Activities
Purchases of property and equipment	(30)	(11)

Net cash used in investing activities	(30)	(11)

Decrease in cash	(596)	(110)

Cash at beginning of period	1,250	1,048

Cash at end of period	$654	$938

Supplemental disclosure of non-cash investing activities
Net book value of disposal of property and equipment	$—	$71

See Accompanying Notes.

Notes to Financial Statements

1. The Company

Until December 16, 2004, ISG Broadband Inc. (the “Company”), was a majority-owned subsidiary of California Eastern Laboratories (“CEL”) and incorporated in California on October 7th, 1999. The Company offers radio frequency (“RF”) gateway module and IC products to enable the delivery of broadband communication services to the home. The Company utilizes third party contract manufacturers to build its products.

CEL acted exclusively as the North American sales, marketing, and product development organization for telecommunication semiconductors and components manufactured by NEC Compound Semiconductor Devices, Ltd. In 1999, the Company was formed as a separate division of CEL. It was subsequently incorporated as a California corporation.

On December 16, 2004, the Company was sold to Sirenza Microdevices, Inc., a Delaware corporation (“Sirenza”) pursuant to the terms of an Agreement and Plan of Reorganization, by and among Sirenza, Comet Acquisition Corporation, a California corporation and wholly owned subsidiary of Sirenza, the Company, CEL, U.S. Bank, N.A. as escrow agent, and CEL as securityholder agent (the “Merger Agreement”).

The aggregate consideration payable by Sirenza to the former shareholders of the Company at closing consisted of $6,169,335 in cash. An additional $700,000 in cash was deposited into an escrow fund established to satisfy any indemnification claims from Sirenza that may arise prior to December 31, 2006. In addition to the consideration paid at closing, additional cash consideration of up to $7,150,000 may become due and payable for the achievement of margin contribution objectives attributable to sales of selected products for periods through December 31, 2007. Ten percent (10%) of any additional cash consideration earned during the period that the escrow fund remains in effect will be deposited into the escrow fund.

In connection with the acquisition of the Company by Sirenza, the preferred shareholders of the Company converted 10,000,000 shares of issued and outstanding preferred stock into 10,000,000 shares of common stock of the Company prior to the closing.

2. Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all of the disclosures required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included.

Notes to Financial Statements (continued)

The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements of the Company for the fiscal year ended March 31, 2004, which are included in this report on Form 8-K/A.

The Company’s fiscal year begins on April 1 and ends on March 31. References in the financial statements to the Company’s fiscal year refer to this period.

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

Stock-Based Compensation

The Company has elected to account for its employee stock option plan in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB Opinion No. 25), as amended by Financial Accounting Standards Board (FASB) Interpretation No. 44 (FIN 44), “Accounting for Certain Transactions involving Stock Compensation an interpretation of APB Opinion No. 25,” and to adopt the disclosure-only provisions as required under Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (SFAS 123). The following table illustrates the effect on net income if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation, as amended by Statement of Financial Accounting Standards No. 148 “Accounting for Stock Based Compensation, Transition and Disclosures” (SFAS 148) (in thousands).

	Six Months Ended September 30, 2004	Six Months Ended September 30, 2003
Net income (loss) - as reported	$(50)	$85

Deduct: stock-based employee compensation expense determined under the fair value method for all awards, net of related tax effects	(118)	(84)

Pro forma net income (loss)	$(168)	$1

Recent Accounting Pronouncements

The following recent accounting pronouncements did not have a material impact on the Company’s financial condition and results of operations for fiscal 2004:

•	FASB Interpretation No. 151, “Inventory Costs—An Amendment of ARB No. 43, Chapter 4”;

Notes to Financial Statements (continued)

•	FASB Interpretation No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”);

SFAS 123R requires share based payments be recorded at fair value beginning July 1, 2005.

3. Customer Discounts

In fiscal 2003, the Company had accrued for volume related sales discounts based on negotiations with its largest original equipment manufacturing customer. The majority of the discount accrued in 2003 was paid in that year; however, as sales decreased substantially in late fiscal 2003 and into fiscal 2004, the Company and its original equipment manufacturing customer agreed that no additional discounts were required to be paid. As a result, the Company relieved its remaining accrual for the discount and recorded an increase to sales of approximately $511,000 in the six months ended September 30, 2003.

4. Inventories

Inventories are stated at the lower of cost or market. Cost is computed on a currently adjusted standard basis (which approximates actual costs on a first-in, first out basis). Market value is based upon estimated average selling prices reduced by estimated selling costs (net realizable value).

The valuation of inventories at the lower of cost or market requires the use of estimates regarding the amounts of current inventories that will be sold. These estimates are dependent on the Company’s assessment of current and expected orders from its customers, including consideration that orders are subject to cancellation with limited advance notice prior to shipment. Because the Company’s markets are volatile, and are subject to technological risks and price changes there is a risk that the Company will forecast incorrectly and produce excess inventories of particular products. As a result, actual demand will differ from forecasts, and such a difference may have a material adverse effect on actual results of operations.

The components of inventories, net of reserves are as follows (in thousands):

September 30, 2004
Inventories:
Raw materials	$403
Finished goods	187

Total	$590

The company consigns raw material components to its contract manufacturers, which it purchases primarily from CEL and to a lesser extent, from other suppliers.

Notes to Financial Statements (continued)

5. Bank Financing Arrangements

In February 2004, the Company entered into a revolving credit agreement with a bank, as a co-Borrower along with CEL. CEL was also the Agent in the agreement through which all loans were to be solely requested. The credit agreement, as it relates to the Company, provides for: working capital advances up to $10,000,000 through February 23, 2006, a portion of which could be used by the Company per an agreement with the Agent.

At September 30, 2004, no amounts were outstanding under the working capital line of credit and all amounts were available for borrowing under the working capital line, subject to Agent approval. The interest rate on the working capital line is prime plus 2.0% (6.75% as of September 30, 2004).

As collateral for the line of credit, the Company granted to the bank a security interest of first priority in all of the Company’s accounts receivable and inventory. The terms of the line-of-credit agreement require the Company and CEL to meet certain financial covenants, including certain minimum tangible net worth levels. As of September 30, 2004 the Company and CEL were in compliance with all financial covenants.

The revolving credit agreement between the Company and the bank was terminated as a result of the acquisition of the Company by Sirenza in December of 2004.

6. Restructuring

During the year ended March 31, 2003, management approved and initiated plans to restructure its operations to eliminate excess facility requirements given the economic conditions at that time. As a result, in fiscal 2003, the Company incurred a restructuring charge of $283,000 (unaudited) related to noncancelable lease costs. The Company estimated the fair value of the cost of excess facilities based on the remaining contractual lease payments, reduced by estimated sublease rentals at the cease-use date, or March 15, 2003. These costs were accounted for under Statement of Financial Accounting Standards No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (SFAS 146).

The following table summarizes the activity related to the Company’s accrued restructuring balance during the six month period ended September 30, 2004 (in thousands):

	Accrued Restructuring Balance at March 31, 2004	Cash Payments	Non-cash Charges	Accrued Restructuring Balance at September 30, 2004 (Unaudited)
Noncancelable lease commitments	$141	$69	$(4)	$76

	$141	$69	$(4)	$76

Notes to Financial Statements (continued)

The following table summarizes the Company’s restructuring costs and activities from inception through September 30, 2004 (in thousands):

	Amount Charged to Restructuring	Cash Payments	Non-cash Charges	Accrued Restructuring Balance at September 30, 2004
Noncancelable lease commitments	$283	$219	$(12)	$76

	$283	$219	$(12)	$76

7. Loss on Unconditional Purchase Obligations

The Company has a contractual arrangement with its contract manufacturing partner whereby the Company is committed to pay for inventory components ordered by its contract manufacturing partner for use in the production of the Company’s products, to the extent such inventory components are unique. At September 30, 2004 the Company had accrued for a loss of approximately $211,000 related to certain inventory products that are to be used for a specific application for which the Company has not been qualified by the customer to manufacture such products.

The Company has additional raw material inventory components of approximately $295,000, which it had purchased for use in the same application outlined above and is recorded in the Company’s inventory as of September 30, 2004. In the same period, the Company recorded a write-down of this inventory of 50%, or approximately $147,000, in the event that this inventory is not sold.

8. Comprehensive Income (Loss)

The Company’s comprehensive net income (loss) was the same as its net income (loss) for six months ended September 30, 2004 and September 30, 2003.